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                                                                     EXHIBIT (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference into this Post-Effective Amendment No. 41 under the Securities Act of 1933 and Amendment No. 42 under the Investment Company Act of 1940 to the Registration Statement on Form N-1A (File No. 2-94157/811-4146) of our report dated February 22, 1999, on our audits of the financial statements and financial highlights of Manufacturers Investment Trust, which is incorporated by reference in the Registration Statement. We also consent to the reference to our Firm as "Experts" under the captions "Financial Highlights" in Part A and "Independent Accountants" in Part B of the Registration Statement.


                                                   /s/PricewaterhouseCoopers LLP



Boston, Massachusetts
February 26, 1999